EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investment Technology Group Reports

First Quarter 2010 Results

Cost Reductions and Improved International Operations Stabilize Operating Earnings in a Challenging Environment

NEW YORK, April 29, 2010 — Investment Technology Group, Inc. (NYSE: ITG), a leading agency broker and financial technology firm, today reported results for the quarter ended March 31, 2010.  A reduction in U.S. expenses and improved international operations substantially reduced the impact of lower U.S. market volumes on operating earnings.

Net income for the first quarter of 2010 was $8.4 million, or $0.19 per diluted share on revenues of $146.7 million.  Excluding the impact of a $6.1 million pre-tax ($3.5 million after tax) non-cash write-off of certain capitalized software initiatives, pro forma operating net income was $11.9 million, or $0.27 per diluted share.  For the first quarter of 2009, net income was $12.8 million, or $0.29 per diluted share, on revenues of $155.7 million.

Due to the 2009 restructuring and other cost management initiatives, U.S. expenses were down 7% compared to the first quarter of 2009 to $86.7 million.  Excluding the impact of the $6.1 million write-off described above, these expenses were down 13% to $80.6 million.

ITG’s non-U.S. revenues were $46.8 million in the first quarter of 2010, a 22% increase over $38.3 million in the first quarter of 2009. Net income from non-U.S. operations was $0.6 million during the first quarter of 2010, compared to a net loss of $2.1 million during the first quarter of 2009.

ITG also repurchased 566,000 shares of its common stock during the first quarter of 2010 at an average cost of $17.52 per share.

“As U.S. institutional equity volumes remain subdued, we continue to focus on managing costs and capital intensity, optimizing the firm’s global footprint and segmenting our client relationships.  This focus has allowed us to stabilize our profitability and gave us the flexibility to return value to stockholders through our share repurchase program,”

said Bob Gasser, ITG’s Chief Executive Officer and President. “We are confident that when portfolio turnover and fund flows return to U.S. cash equities, we will see improvements to our bottom line from this enhanced operating leverage.”

The discussion above includes pro forma operating net income and related per share amounts which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures.

Conference Call

ITG has scheduled a conference call today at 11:00 a.m. ET to discuss first quarter results.  Those wishing to listen to the call should dial 866-831-6272 (1-617-213-8859 outside the U.S.) and enter the passcode 84983291 at least 10 minutes prior to the start of the call to ensure connection.  The conference call and webcast will also be accessible through ITG’s website at www.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 888-286-8010 (1-617-801-6888 outside the U.S.) and entering the passcode 67206831.  The replay will be available starting approximately two hours after the completion of the conference call.

ABOUT ITG

Investment Technology Group, Inc., is an independent agency broker and financial technology firm that partners with asset managers globally to improve performance throughout the investment process. A leader in electronic trading since launching the POSIT® crossing network in 1987, ITG takes a consultative approach in delivering the highest quality institutional liquidity and market-leading execution services, measurement tools, and proprietary data. Asset managers rely on ITG’s independence, experience, and intellectual capital to help mitigate risk, improve performance, and navigate increasingly complex markets. The firm is headquartered in New York with offices in North America, Europe, and the Asia Pacific region. For more information on ITG, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  These factors are noted throughout ITG’s 2009 Annual Report, on its Form 10-K, and on its Form 10-Qs and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, changes in commission pricing, potential impairment charges related to goodwill and other long-lived assets, evolving industry regulations, errors or malfunctions in our systems or technology, rapid changes in technology, cash flows into or redemptions from equity funds, effects of inflation, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate companies we have acquired, changes in tax policy or accounting rules, fluctuations in foreign exchange rates, adverse changes or volatility in interest rates, our ability to attract and retain talented employees, as well as general economic, business, credit and financial market conditions, internationally or nationally. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Contact:

J.T. Farley

(212) 444-6259

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INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income (unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Revenues:
Commissions and fees	$121,918	$130,932
Recurring	21,971	21,162
Other	2,801	3,573
Total revenues	146,690	155,667

Expenses:
Compensation and employee benefits	53,464	60,178
Transaction processing	20,659	22,930
Occupancy and equipment	15,197	14,838
Telecommunications and data processing services	13,635	13,970
Other general and administrative	28,070	19,041
Interest expense	224	1,212
Total expenses	131,249	132,169
Income before income tax expense	15,441	23,498
Income tax expense	7,009	10,660
Net income	$8,432	$12,838

Earnings per share:
Basic	$0.19	$0.30
Diluted	$0.19	$0.29

Basic weighted average number of common shares outstanding	43,827	43,337
Diluted weighted average number of common shares outstanding	44,415	43,606

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	March 31, 2010	December 31, 2009
	(unaudited)
Assets
Cash and cash equivalents	$322,024	$330,879
Cash restricted or segregated under regulations and other	92,627	95,787
Deposits with clearing organizations	19,451	14,891
Securities owned, at fair value	7,147	6,768
Receivables from brokers, dealers and clearing organizations	976,731	364,436
Receivables from customers	1,059,125	298,342
Premises and equipment, net	41,469	41,437
Capitalized software, net	64,139	68,913
Goodwill	425,346	425,301
Other intangibles, net	26,530	27,263
Income taxes receivable	7,682	13,897
Deferred taxes	2,515	2,910
Other assets	15,355	12,279
Total assets	$3,060,141	$1,703,103

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$167,590	$209,496
Payables to brokers, dealers and clearing organizations	953,207	248,664
Payables to customers	1,004,814	299,200
Securities sold, not yet purchased, at fair value	87	31
Income taxes payable	11,900	14,113
Deferred taxes	17,433	16,999
Long term debt	35,000	46,900
Total liabilities	2,190,031	835,403

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 51,731,780 and 51,682,153 shares issued at March 31, 2010 and December 31, 2009, respectively	517	517
Additional paid-in capital	231,059	233,374
Retained earnings	817,585	809,153
Common stock held in treasury, at cost; 8,196,381 and 7,891,717 shares at March 31, 2010 and December 31, 2009, respectively	(185,834)	(182,743)
Accumulated other comprehensive income (net of tax)	6,783	7,399
Total stockholders’ equity	870,110	867,700
Total liabilities and stockholders’ equity	$3,060,141	$1,703,103

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of U.S. GAAP Results to Pro Forma Operating Results

In evaluating the Company’s financial performance, management reviews results from operations which excludes non-operating or one-time charges.  Pro forma operating net income and pro forma diluted operating earnings per share are non-GAAP (generally accepted accounting principles) performance measures, but the Company believes that they are useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core businesses. These measures should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro forma results for the periods presented (in thousands except per share amounts):

	Three Months Ended March 31,
	2010	2009
	(unaudited)	(unaudited)
Total revenues	$146,690	$155,667

Total expenses	131,249	132,169
Less:
Write-off of capitalized software (1)	(6,091)	—
Pro forma operating expenses	125,158	132,169

Income before income tax expense	15,441	23,498
Effect of pro forma adjustment	6,091	—
Pro forma pre-tax operating income	21,532	23,498

Income tax expense	7,009	10,660
Tax effect of pro forma adjustment	2,589	—
Pro forma operating income tax expense	9,598	10,660

Net income	8,432	12,838
Net effect of pro forma adjustment	3,502	—
Pro forma operating net income	$11,934	$12,838

Diluted earnings per share	$0.19	$0.29
Net effect of pro forma adjustment	0.08	—
Pro forma diluted operating earnings per share	$0.27	$0.29

Notes:

As part of the fourth quarter 2009 restructuring, ITG made certain changes to its product priorities and wrote off $2.4 million of capitalized development initiatives that were not yet deployed. As ITG’s product development plan continued to evolve in the first quarter of 2010, it was determined that additional amounts previously capitalized were not likely to be used and a further $6.1 million was written off.